FORM 8-A/A1

                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20519

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934

                                     AND

                     LISTING OF SUCH SECURITIES ON THE
                        NEW YORK STOCK EXCHANGE, INC.

                         NATIONAL RURAL UTILITIES
                     COOPERATIVE FINANCE CORPORATION
           (Exact name of Registrant as specified in its charter)

     District of Columbia			            52-0891669
   (State of Incorporation)	        (I.R.S. employer identification no.)

2201 Cooperative Way, Herndon, VA			       20171
 (Address of principal offices)				    (Zip Code)

	  Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Act")

	Title of each class			                     Name of exchange on which
	To be so registered			                     each class to be registered
6.450% 	Collateral Trust Bonds due 2001		   New York Stock Exchange
6.750% 	Collateral Trust Bonds due 2001		   New York Stock Exchange
6.700% 	Collateral Trust Bonds due 2002		   New York Stock Exchange
6.500% 	Collateral Trust Bonds due 2002		   New York Stock Exchange
5.000% 	Collateral Trust Bonds due 2002		   New York Stock Exchange
5.950% 	Collateral Trust Bonds due 2003		   New York Stock Exchange
5.300% 	Collateral Trust Bonds due 2003		   New York Stock Exchange
6.000% 	Collateral Trust Bonds due 2004		   New York Stock Exchange
6.375% 	Collateral Trust Bonds due 2004		   New York Stock Exchange
6.125% 	Collateral Trust Bonds due 2005		   New York Stock Exchange
6.650% 	Collateral Trust Bonds due 2005		   New York Stock Exchange
7.300% 	Collateral Trust Bonds due 2006		   New York Stock Exchange
6.200% 	Collateral Trust Bonds due 2008		   New York Stock Exchange
5.750% 	Collateral Trust Bonds due 2008     New York Stock Exchange
7.200%  Collateral Trust Bonds due 2015     New York Stock Exchange
6.550% 	Collateral Trust Bonds due 2018		   New York Stock Exchange
7.350%  Collateral Trust Bonds due 2026     New York Stock Exchange

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the

Act and is effective pursuant to General Instruction A.(c).  The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates

(for any registration statement that the issuer is filing concurrently with this form):  NA

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the

New York Stock Exchange.  Pursuant to the requirements of Section 12 of the

Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering:  the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt

Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant	National Rural Utilities Cooperative Finance Corporation

Date            December 21, 1998

By	             /s/ STEVEN L. LILLY
                Chief Financial Officer